UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountants.

Effective November 20, 2017, the Audit Committee of the Board of Directors of Synthesis Energy Systems, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, and engaged RSM US, LLP (“RSM”) as its independent registered public accounting firm for the Company’s fiscal year ended June 30, 2018 and related interim periods, contingent upon completion of RSM’s acceptance procedures. The decision to engage RSM as the Company’s independent registered public accounting firm was approved by Audit Committee of the Company’s Board of Directors. If RSM does not accept this appointment, the Company will amend the Report.

BDO’s audit reports on the consolidated financial statements of the Company and subsidiaries as of June 30, 2017, 2016 and 2015 and for each of the years in the three year period ended June 30, 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2017, 2016 and 2015 and the subsequent interim period through November 20, 2017, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the year ended June 30, 2017, there was a “reportable event” as defined in Regulation S-K, Item 304(a)(1)(v). The Company reported the existence of a material weakness in Company’s internal control over financial reporting relating to the preparation and review of the impairment evaluation of its cost method investments, as more fully described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2017, and its Quarterly Reports on Form 10-Q for the periods ended September 30, 2016, December 31, 2016 and March 31, 2017, and September 30, 2017. The Audit Committee of the Company’s board of directors, and the Company’s board of directors, discussed this material weakness with BDO and authorized BDO to respond fully to the inquiries of RSM concerning the material weakness.

BDO was provided a copy of the above disclosures and has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A letter from BDO is attached hereto as Exhibit 16.1.

During the fiscal years ended June 30, 2017, 2016 and 2015 and the subsequent interim period prior to the engagement of RSM, the Company did not consult with RSM regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report was provided to the Company or oral advice was provided that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is defined in (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

16.1       Letter from BDO USA, LLP regarding change in independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: November 27, 2017	/s/ Delome Fair
Delome Fair
President and Chief Executive Officer

Exhibit Index

16.1       Letter from BDO USA, LLP regarding change in independent registered public accounting firm.